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                                                              Exhibit 7
                                                              ---------


                         AMENDED SCHEDULE 13D AGREEMENT
                         ------------------------------

     Pursuant to Rule 13d-1(f)(1)(iii) of the Securities and Exchange Commission, the undersigned* hereby agree to file a statement on Schedule 13D on behalf of each of them with respect to their interest in the common stock, $.01 par value, of Chancellor Corporation, a Massachusetts corporation.**

     EXECUTED as of this 12th day of April, 1996.



                                      /s/ Stephen G. Morison
                                     ------------------------------
                                      Stephen G. Morison



                                      /s/ Bruce M. Dayton
                                     ------------------------------
                                      Bruce M. Dayton




                                      /s/ Thomas W. Killilea
                                     ------------------------------
                                      Thomas W. Killilea



                                      /s/ Richard D. Rizzo
                                     ------------------------------
                                      Richard D. Rizzo



__________________________

*:   (including Richard D. Rizzo)

**: Effective with the filing of the Amendment, Bruce M. Dayton and Thomas W. Killilea will cease to be Reporting Persons since they are no longer the beneficial owners of 5% or more of Chancellor Corporation's outstanding common stock.